UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2016

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On December 12, 2016, CSW Industrials, Inc. (the “Company”) announced that J. Kent Sweezey has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective December 9, 2016. Mr. Sweezey, 64, is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. He currently serves as a member of boards of directors of Impact Selector, Inc., on which he has served since December 2014, and DeBusk Services Group, on which he has served since June 2016. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments.

In connection with his election to the Board, Mr. Sweezey has also been appointed as a member of the Audit, Compensation and Talent Development, and Nominating and Corporate Governance Committees of the Board. Pursuant to Article VII, Section 1 of the Company’s Certificate of Incorporation (the “Charter”), Mr. Sweezey is appointed to the class of directors whose term of office expires at the 2019 annual meeting of shareholders.

The Board has made an affirmative determination that Mr. Sweezey qualifies as an independent director under Nasdaq rules and the Company’s standards for director independence. There is no arrangement or understanding between Mr. Sweezey and any other person pursuant to which he was to be selected as a director. There have been no transactions directly or indirectly involving Mr. Sweezey that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Sweezey will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated July 6, 2016, under the heading “Board of Directors Compensation”.

A copy of the press release issued by the Company announcing the election of Mr. Sweezey is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference.

Adoption of Change in Control and Severance Plan

Effective December 9, 2016, the Board approved a Change in Control and Severance Benefit Plan (the “CIC/Severance Plan”) applicable to the Company’s executive officers, to provide executives and the Company’s shareholders with certainty and consistency regarding potential payments and other benefits in the event of an executive’s termination of employment without cause or for good reason, in connection with a change in control, or upon death or disability. The CIC/Severance Plan provides two levels of benefits: Level 1, which as of the date hereof is reserved for the Chairman and Chief Executive Officer; and Level 2, which as of the date hereof is reserved for the Company’s other executive officers.

In the event of a termination of employment without “cause” by the Company or for “good reason” by the executive (each as defined in the CIC/Severance Plan), an executive will be entitled to receive a cash payment equal to two times base salary, in the case of a Level 1 executive, or one times base salary, in the case of a Level 2 executive, plus, in each case, an amount equal to the executive’s applicable annual incentive bonus amount (determined as set forth in the CIC/Severance Plan), pro-rated for the number of days completed in the fiscal year (a “pro rata bonus”). Further, all equity-based awards held by an eligible individual which have a vesting date within two years of termination, in the case of a Level 1 executive, or within one year of termination, in the case of a Level 2 executive, shall immediately vest, except in the case of awards that remain subject to objective performance-based determinations with an end date within the aforementioned time frames, which will remain outstanding and vest only to the extent such performance criteria have been satisfied. All other outstanding equity-based awards will be forfeited. Additionally, an executive and his or her eligible dependents will be entitled to receive continued medical and dental insurance coverage until the earlier of (A) acceptance of full-time employment with another entity or (B) the 24-month anniversary of termination, in the case of a Level 1 executive, or 12-month anniversary of termination, in the case of a Level 2 executive.

In the event of a termination of employment without cause by the Company or for good reason by the executive within two years following a “change in control” (as defined in the Company’s 2015 Equity and Incentive Compensation Plan), an executive will be entitled to receive (1) a pro rata bonus plus (2) a lump sum cash payment equal to three times, in the case of a Level 1 executive, or two times, in the case of a Level 2 executive, an amount equal to the sum of (A) 12 months base salary and (B) the executive’s applicable annual incentive program target. Additionally, an executive and his or her eligible dependents will be entitled to receive continued medical and dental insurance coverage until the earlier of (A) acceptance of full time employment with another entity or (B) the 24 month anniversary of termination. In any case concerning a change in control, no cash payments will be made without a related termination of employment.

In the event of an executive’s termination of employment due to death or disability, such executive will be entitled to receive a pro rata bonus. Additionally, an executive and his or her eligible dependents will be entitled to receive continued medical and dental insurance coverage until the 12-month anniversary of termination.

Except to the extent modified by the preceding description, the treatment of equity-based awards upon an executive’s termination continue to be determined in accordance with the terms of the applicable award agreements. Additionally, no executive will receive benefits under the CIC/Severance Plan in connection with such executive’s termination unless and until the executive (or his or her estate) executes and delivers a release of claims agreement to the Company.

Additionally, the CIC/Severance Plan does not contemplate “gross up” payments. Instead, under a “best of net” provision in the CIC/Severance Plan, if any payments or benefits to which an executive officer is entitled are likely subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the payment will (1) be reduced such that Section 4999 does not apply or (2) be paid in full, whichever produces the better net after tax position, as determined by the Board in good faith.

In connection with the adoption of the CIC/Severance Plan, the Board terminated the existing Without “Cause” Termination Severance Agreements in place with each of Christopher Mudd, President and Chief Operating Officer, and Luke Alverson, Senior Vice President, General Counsel and Secretary, effective December 9, 2016. The terms of Joseph Armes’ Employment Agreement dated October 1, 2015, which contains, among other things, severance-related provisions, remain unchanged. The CIC/Severance Plan contains a non-exclusivity clause, providing that if an eligible individual is covered by another agreement providing for payments or benefits upon the occurrence of any one or more scenarios addressed by the CIC/Severance Plan, then the eligible individual is entitled to receive payments under either the CIC/Severance Plan or the alternative agreement.

The foregoing summary of the CIC/Severance Plan is qualified in its entirety by reference to the terms of the Change in Control and Severance Benefit Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Amendment to Equity Compensation Plan

Effective December 9, 2016, and in connection with the adoption of the CIC/Severance Plan, the Board amended the definition of “Change in Control” set forth in Section 12 of the Company’s 2015 Equity and Incentive Compensation Plan (the “Equity Plan”). The amendment, among other things: (i) conforms the definitions of “person”, “group” and “beneficial ownership” to those contained within the Securities Exchange Act of 1934; (ii) adds a trigger for the acquisition by a person or group of more than 50% of the total fair market value or total voting power of the Company’s securities; (iii) modifies the trigger for a consolidation or merger to mean the lack of beneficial ownership representing at least a majority of the outstanding common stock or voting power of the surviving entity, which conforms the ownership standard with the existing sale of assets trigger; and (iv) adds a trigger for a shareholder-approved plan or proposal for liquidation or dissolution of the Company. In addition, the amendment makes other changes to the definition to clarify the existing language and the applicability of existing terms.

The foregoing summary of the changes to Section 12 of the Equity Plan is qualified in its entirety by reference to the terms of the Amended and Restated 2015 Equity and Incentive Compensation Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 8.01 Other Events.

On December 12, 2016, the Company issued a press release announcing that the Board plans to make certain enhancements to the Company’s governance structure through submitting proposed amendments to the Charter to the Company’s shareholders for approval at the Company’s next annual shareholders’ meeting. The proposed Charter amendments address removing the Board’s classified structure and transitioning to annual elections as existing director terms of office expire, and implementing a majority voting standard for uncontested director elections.

A copy of the press release issued by the Company announcing the Board’s plans to enhance corporate governance is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan

10.2	Amended and Restated CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan

99.1	Press release dated December 12, 2016

99.2	Press release dated December 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2016

By:	/s/ Luke E. Alverson
Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan

10.2	Amended and Restated CSW Industrials, Inc. 2015 Equity and Incentive Compensation Plan

99.1	Press release dated December 12, 2016

99.2	Press release dated December 12, 2016